EXHIBIT (H)(6)
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                   AMENDMENT TO FULFILLMENT SERVING AGREEMENT

                           THE CATHOLIC FUNDS. INC.

                AMENDMENT TO THE FULFILLMENT SERVICING AGREEMENT

     THIS AMENDMENT dated as of January 1, 2002 to the Fulfillment Servicing Agreement dated as of April 30, 1999, by and between Catholic Financial Services Corporation, The Catholic Funds, Inc., a Maryland corporation and Firstar Mutual Fund Services, LLC, a Wisconsin limited liability company shall be as follows:

     Effective January 1, 2002, the name Firstar Mutual Fund Services, LLC has been changed to U.S. Bancorp Fund Services, LLC. Accordingly, all references to Firstar Mutual Fund Services, LLC in this Agreement should be replaced with U.S. Bancorp Fund Services, LLC. Similarly, any references to Firstar Bank, N.A. should be replaced with U.S. Bank, N.A.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the day and year first written above.

CATHOLIC FINANCIAL SERVICES                  U.S. BANCORP FUND SERVICES, LLC
CORPORATION

By:  /s/  Allan G.  Lorge                    By:  /s/  [Illegible]
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THE CATHOLIC FUNDS, INC.

By:  /s/  Theodore F.  Zimmer
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